PRICING SUPPLEMENT NO. 97-13 Dated October 3, 1997     Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No.333-30543




                         BENEFICIAL CORPORATION

                        Medium-Term Notes, Series I
                            (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                               Interest
Principal                      Settlement     Maturity         Rate
Amount           CUSIP #       Date           Date             Per Annum


$ 3,000,000      08172MHA7     10/08/1997     10/12/2004       6.45%

$20,000,000      08172MHB5     10/08/1997     10/09/2007       6.60%